                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[X] Definitive Information Statement

                                  CENTIV, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   -----------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

5) Total fee paid:

   -----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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

                              INFORMATION STATEMENT
                                       OF
                                   CENTIV, INC

                                  P.O. Box #113
                               Palos Verdes Est.,
                                   California
                                 (949) 717-0626

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                               September 10, 2004
--------------------------------------------------------------------------------
                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                           to be held October 4, 2004

To Shareholders:

         You are cordially invited to attend a Special Meeting of Shareholders of Centiv, Inc., a Delaware corporation ("CNTV") scheduled for October 4, 2004, at the offices of Weed & Co. LLP, located at 4695 MacArthur Crt. #1430, Newport Beach, CA 92660 at 10:00 a.m. PDT. Weed & Co. LLP's phone number is (949) 475-9086.

         Please review this Notice of Meeting and Information Statement, which describe the matters to be acted upon at the meeting. No proxies are being solicited for this meeting as the parties controlling over the majority of the votes have indicated that they will vote their shares in favor of merging CNTV with a Nevada corporation in order to effect a change in domicile. This Information Statement does not relate to any other event or issue.

Matters to be voted on:

         To approve and adopt an Agreement of Merger with a newly formed Nevada corporation, CNTV Entertainment Group Inc. whereby CNTV will merge with and into this Nevada corporation for the purpose of reincorporating CNTV in the State of Nevada (the "Merger"). If the Merger is approved, holders of common stock of CNTV will receive one (1) share of $.001 par value common stock in the Nevada corporation for ten (10) issued and outstanding shares of $.001 par value common stock held in CNTV. The purpose of this merger is to change CNTV's domicile from Delaware to Nevada.

         You have the right to receive this notice and vote at a Special Meeting if you were a shareholder of record at the close of business on August 15, 2004 (the "Record Date"). Dissenting shareholders do not have a right of appraisal under the Delaware Corporations Code because CNTV Common Stock is listed on the OTC Bulletin Board under the symbol "CNTV".

                                   /s/ Mak Wai Keung, Shawn
                                   ---------------------------------------------
                                   Chief Executive Officer, President & Director
September __, 2004

                                   CENTIV INC.
                                  P.O. Box #113
                           Palos Verdes Est. CA. 90274
                                 (949) 717-0629

                               GENERAL INFORMATION

Information Statement

         Management of Centiv, Inc. ("CNTV") is providing this information statement to inform you about things to be voted on at a special meeting of shareholders scheduled for October 4, 2004. The matter to be voted upon is the proposed merger of CNTV with a Nevada corporation in order to effect a change in domicile. This Information Statement does not relate to any other event or issue.

Costs Of Information Statement

         CNTV will pay the cost of preparing and sending out this Information Statement. It will be sent to shareholders via regular mail on September ___, 2004

         COPIES OF THIS INFORMATION STATEMENT AND CNTV'S ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003 AND QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED JUNE 30, 2004, ARE AVAILABLE TO SHAREHOLDERS AT NO CHARGE UPON REQUEST DIRECTED TO:

                                   CENTIV INC.
                                  P.O. BOX #113
                           PALOS VERDES EST. CA. 90274

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On August 15, 2004 (the "Record Date"), there were 32,974,799 shares of common stock outstanding. Each shareholder is entitled to one vote per share. Pursuant to CNTV's Certificate of Incorporation and bylaws, a majority of shares entitled to vote as of the Record Date at the meeting shall constitute a quorum. Shareholders controlling 20,250,000 or 61.4% of the outstanding shares of CNTV, have indicated that at the Special Meeting they intend to vote their shares in favor of reincorporating CNTV in the State of Nevada.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding ownership of CNTV's common stock as of August 15, 2004. The table includes (a) each person known by CNTV to be the beneficial owner of more than 5% of CNTV's common stock, (b) each director, (c) the named executive officer, and (d) the directors and officers as a group. Unless otherwise indicated, the persons named in the table possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

                                                     Amount and
                                                     Nature of
                       Name and Address              Beneficial       Percent
Title of Class         of Beneficial Owner           Interest         of Class
--------------         -------------------           --------         --------

$.001 par value        Eagle Treasure Ltd.           20,250,000         61.4%
Common Stock           9/F, Villa Elegance
                       1 Robinson Road
                       Hong Kong

Changes in Control

In December 2003, Messrs. Thomas Pennell, Daryl Splithoff and J. Smoke Wallin resigned as directors of CNTV. In January 2004, the holders of a majority of the voting power of CNTV's Series B Convertible Preferred Stock appointed Patrick Ma to fill the vacancy on CNTV's board of directors. After the election of Mr. Ma, Messrs. John Larkin, Tom Mason and Len Fineeli resigned as directors. The vacancies were subsequently filled by Messrs. Mak Wai Seung, Lau Kwok Hung and Hu Bing to bring the total number of directors to four.

On February 4, 2004, to complete the Stock Purchase Agreement with Eagle Treasure Limited, under which CNTV was to acquire all of the issued capital stock of Eagle's subsidiary, Bejing Multimedia Limited, CNTV issued 20,250,000 unregistered shares of its $.001 par value common stock, or 68.7% of the outstanding common stock, to Eagle Treasure in exchange for 202,500 shares of the issued shares of Bejing Multimedia and the assumption of certain obligations.

In January 2004, the holders of CNTV's Series B Preferred Stock (770,000 shares of Series B Preferred) sold eight investors eighty (80%) percent of the total outstanding Series B Preferred Stock in separate contractual arrangements which included promissory notes and security agreements. CNTV agreed to grant a security interest in the stock of its subsidiary, Centiv Services, Inc., as collateral for the promissory notes, and as consideration for the purchased Series B Preferred to be converted into shares of common stock of CNTV. By March 3, 2004, all outstanding shares of Series B had been converted into common stock of CNTV (2,566,668 common shares).

                            REINCORPORATION IN NEVADA
                                (Proposal No. 1)

The Board of Directors (the "Board") approved at its meeting on May 20, 2004 an Agreement of Merger ("Merger") with CNTV Entertainment Group, Inc., a Nevada corporation ("CEGI"). CEGI has no assets or liabilities. Under the Merger Agreement, the name of Centiv, Inc. will become CNTV Entertainment Group, Inc. and all the assets and liabilities of CEGI will become the assets and liabilities of CNTV. Nevada was chosen by the Board as the new proposed state of incorporation due to Nevada's favorable corporate and income tax laws. Nevada has no corporate income or franchise taxes on corporate income.

If this Proposal is adopted by the stockholders, ten (10) shares of $.001 par value common stock in CNTV will be exchanged for one (1) share of $.001 par value common stock in the Nevada corporation. New certificates for shares of common stock in the Nevada corporation shall be obtained by surrendering certificates representing shares of presently outstanding common stock to CNTV's transfer agent, American Stock Transfer and Trust Company (the "Transfer Agent"), together with any documentation required to permit the exchange. Holders of certificates of presently outstanding common stock will be required to exchange their certificates. The costs of issuing such replacement certificates will be paid by CNTV at an estimated cost of $10,000. It is anticipated that the Merger will be effected upon the filing of Articles of Merger with the Secretaries of the State of Nevada and Delaware as soon as practicable following shareholder approval.

The Board of Directors of CEGI will consist of persons who are CNTV's directors and officers prior to the Merger. Following the Merger, the daily business operations will continue at the principal executive offices of CNTV.

Holders of the common stock will not be required to recognize any gain or loss as the result of the exchange of securities which occur in connection with the share exchange in the Merger. The tax basis of the aggregate shares of common stock received as a result of the Merger will be equal to the basis of the aggregate shares of common stock surrendered in exchange for such common stock. The holding period for shares of common stock received as a result of the share exchange will include the holding period of common stock exchanged for the new shares, for both tax and Rule 144 purposes.

Material Differences Between CNTV and CEGI
------------------------------------------

Upon consummation of the Merger, the holders of issued and outstanding CNTV shares will receive CEGI shares. The rights of holders of CEGI shares are governed by its Articles of Incorporation, Bylaws and Nevada law, while the rights of holders of CNTV shares are governed by CNTV's Certificate of Incorporation, Bylaws and Delaware law. In some respects, the rights of holders of CEGI shares and holders of CNTV shares are similar. Although it is impractical to note all of the differences between the provisions of CEGI's Articles of Incorporation, Bylaws, and Nevada law and the provisions of CNTV's Certificate of Incorporation, Bylaws, and Delaware law, the following is a summary of material differences between the rights of holders of CEGI's shares compared with those of holders of CNTV's shares.

Description of Shares

CEGI is authorized to issue 975,000,000 shares of CEGI $.001 par value common stock and 25,000,000 shares of CEGI $.001 par value preferred stock. There is one share of CEGI common stock issued and outstanding. The CEGI preferred shares may be issued into one or more series, with the CEGI Board of Directors fixing the designation, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof of the shares of each series, including dividend rate, whether dividends shall be cumulative, voting rights, conversion rights, redemption rights, and liquidation or dissolution rights. There are no shares of CEGI preferred shares issued and outstanding and CEGI has not authorized any series of preferred stock.

CNTV is authorized to 35,000,000 issue shares of its $.001 par value common stock of which 32,974,799 shares were issued and outstanding as of the Record Date. CNTV is authorized to issue 5,000,000 shares of Series C,D,E,F,G,H, & I Convertible Preferred Stock (the "Preferred Series" ), of which no shares were outstanding as of the record date. The Preferred Series is senior to the common stock and any other series or class of preferred stock that CNTV may create.

Dividend Rights

For both CEGI and CNTV shareholders, subject to the rights of holders of preferred shares, if any, to receive certain dividends prior to the declaration of dividends on CEGI or CNTV's common shares, as the case may be, when and as dividends, payable in cash, stock or other property, are declared by the Board of Directors of CEGI or CNTV, the holders of CNTV shares or CEGI shares, respectively, are entitled to share equally, share for share, in such dividends. Under Nevada law, no dividends may paid if, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Under Delaware law, unless further restricted in the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock either out of surplus, or if no surplus exists, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, under Delaware law, no dividends may be given if the capital of the corporation has been diminished by depreciation in the value of its property, or by losses or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency has been repaired.

Voting Rights

Pursuant to CEGI's Articles of Incorporation, holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Pursuant to CNTV's Certificate of Incorporation and Bylaws, at all meetings of shareholders, a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

Pursuant to Nevada law, holders of CEGI's shares may take action without a meeting, and without prior notice, upon the written consent of shareholders holding at least a majority of the voting power, except that if a greater proportion is required for the action to be taken at a meeting, then the greater proportion of written consents is required.

Pursuant to Delaware law, shareholders may take action without a meeting only upon written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. CNTV's Certificate of Incorporation does not provide for shareholder action by written consent.

Both Nevada and Delaware require the approval of the holders of a majority of outstanding shares entitled to vote to approve amendments to a corporation's articles or certificate of incorporation, as the case may be.

Both Nevada and Delaware require authorization by an absolute majority of the outstanding voting rights, as well as approval by the Board of Directors, of the terms of a merger or a sale of substantially all of the assets of the corporation. Neither Delaware nor Nevada law require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation of the surviving corporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding immediately before the effective date of merger is an identical outstanding share after the merger; and
(c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Meeting of Shareholders

Special Meetings of the Shareholders of CNTV may be called by the Chairman, the President or Board of Directors. Special Meetings of the Shareholders of CEGI may be called by the President, the majority of the Board of Directors, or shareholders holding a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Nevada law provides that the annual shareholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's articles of incorporation or bylaws. CEGI's Bylaws provide that shareholder meetings may be called by the board of directors.

Removal of Directors

Removal of a director under Delaware law may be with or without cause, and requires the affirmative vote of a majority of the outstanding CNTV shares entitled to vote in an election of directors. Removal of a director under Nevada law requires the affirmative vote of not less than two-thirds of the outstanding CEGI shares.

Amendment of Bylaws

CEGI's Bylaws were adopted by its Board of Directors and may be amended or repealed by its Board of Directors or a majority vote of stockholders. CNTV's Bylaws may be amended or repealed by its Board of Directors or holders of eighty percent (80%) of outstanding shares.

Preemptive Rights

Authorized CEGI shares and CNTV shares may be issued at any time and from time to time, in such amounts, and for such considerations as may be fixed by the Board of Directors of CEGI and CNTV, respectively. CNTV is authorized to issue 5,000,000 shares of $.001 par value Preferred Stock. Of this Preferred Stock, CNTV is authorized to issue an aggregate of 5,000,000 shares of Series C,D,E,F,G,H, & I Convertible Preferred Stock (the "Preferred Series" ), of which no shares were outstanding as of the record date. The Preferred Series is senior to the common stock and any other series or class of Preferred Stock that CNTV may create. CEGI is authorized to issue 25,000,000 shares of CEGI $.001 par value Preferred Stock. The CEGI preferred shares may be issued into one or more series, with the CEGI Board of Directors fixing the designation, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof of the shares of each series, including dividend rate, whether dividends shall be cumulative, voting rights, conversion rights, redemption rights, and liquidation or dissolution rights. No shares of CEGI preferred stock are issued and outstanding. There is one share of CEGI common stock issued and outstanding.

Indemnification of Officers and Directors and Advancement of Expenses. --

Delaware and Nevada have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents. Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provides for mandatory advancement. Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. There will be no difference in stockholders' rights with respect to this issue because the bylaws of both CNTV and CEGI provide for the advancement of expenses of directors and officers.

Limitation on Personal Liability of Directors.

Delaware law permits a corporation to adopt provisions limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The bylaws of CNTV exclude director liability to the maximum extent allowed by Delaware law. Nevada law permits, and CEGI has adopted, a broader exclusion of liability of directors to the corporation and its stockholders, providing for an exclusion of all monetary damages for breach of fiduciary duty unless they arise from act or omissions which involve intentional misconduct, fraud or a knowing violation of law or payments of dividends or distributions in excess of the amount allowed. The Merger will result in the elimination of any liability of a director for a breach of the duty of loyalty unless arising from intentional misconduct, fraud, or a knowing violation of law.

Restrictions on Business Combinations

Both Delaware and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware law, a corporation which is listed on a national securities exchange, included for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or
(iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's Board of Directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder. Delaware law defines "interested stockholder" generally as a person who owns 15% or more of the outstanding shares of a corporation's voting stock.

Nevada law regulates business combinations more stringently. First, an "interested stockholder" is defined as a beneficial owner (directly or indirectly) of ten percent (10%) or more of the voting power of the outstanding shares of the corporation. Second, the three-year moratorium can be lifted only by advance approval by a corporation's Board of Directors. Finally, after the three-year period, combinations with "interested stockholders" remain prohibited unless (i) they are approved by the Board of Directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or (ii) the interested stockholders satisfy certain fair value requirements. As in Delaware, a Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation.

Neither CNTV nor CEGI have opted out of the applicable statutes and the more stringent requirements of Nevada law that apply to mergers and combinations.

Limitations on Controlling Stockholders.

Nevada law contains a provision that limits the voting rights of a person that acquires or makes an offer to acquire a controlling interest in a Nevada corporation. Under the provisions of Nevada law, a person acquiring or making an offer to acquire more than 20% of the voting power in a corporation will have only such voting rights as are granted by a resolution of the stockholders adopted at a special or annual meeting. The controlling person is not entitled to vote on the resolution granting voting rights to the controlling interest. The person acquiring a controlling interest may request a meeting of the stockholders be called for this purpose and, if the Board of Directors fails to call the meeting or the controlling person is not accorded full voting rights, the corporation must redeem the controlling shares at the average price paid for them. Delaware does not have a similar provision and the Merger may make it more difficult for a person to acquire control of CEGI through acquisition of a majority of the shares issued.

Liquidation Rights

In the event of any liquidation, dissolution, or winding up of CNTV or CEGI, whether voluntary or involuntary, the holders of CNTV shares or CEGI shares, respectively, are entitled to share, on a share-for-share basis, in any of the assets or funds of CEGI or CNTV, as the case may be, which are distributable to its shareholders upon such liquidation, dissolution, or winding up. Such a distribution would be subject to the prior rights of creditors of CEGI or CNTV, as the case may be, and, to the prior rights of the holders, if any, of preferred shares.

Dissenters Rights of Appraisal

Delaware law does not provide for appraisal of dissenting shares in the Merger.

Transfer Agent

The transfer agent for CNTV's shares is America Stock Transfer and Trust Company, located at 59 Maiden Lane, New York, New York, 10038. America Stock Transfer will remain the transfer agent for the company following the Merger.

Inspection Rights

Under Delaware law a shareholder, after written demand under oath stating the purpose thereof, has the right to inspect and copy CNTV's stock ledger, list of shareholders, and its other books and records, to the extent that the corporation has actual possession of such records, during usual business hours for a purpose reasonably related to such holder's interests as a shareholder. Under Nevada law, a shareholder may inspect and copy CEGI's shareholder list if he is a shareholder of record of at least 15% of all its outstanding shares. Delaware law permits a shareholder to inspect and copy the shareholder list regardless of the amount of shares held upon written demand to the corporation for a purpose reasonably related to such holder's interest as a shareholder. CNTV, CEGI, or the transfer agent may impose a reasonable fee to cover the cost of production and copying the records.

Derivative Rights

Under both Delaware and Nevada law, no derivative action may be brought unless the plaintiff was a shareholder at the time of the transaction complained of, or received shares by operation of law from such shareholder. In Nevada, the complaint must be verified by oath and set forth with particularity the efforts of plaintiff to secure proper action by the corporation or shareholders. Under Nevada law, plaintiff in a shareholders' derivative action may be required to give security for costs, including attorney fees, upon a finding that there is no reasonable possibility that suit will benefit the corporation or that moving party, if other than a corporation, did not participate in the transaction complained of in any capacity.

Issuance of Additional Shares: Possible Dilution

CNTV is authorized to issue 35,000,000 shares of $.001 par value common stock. As of the Record Date there are 32,974,799 shares issued and outstanding leaving only 2,025,201 shares available for issuance. If the Merger is consummated, upon the issuance of new shares for whatever reason, whether upon acquisition of assets, exercise of options, conversion of preferred stock or otherwise, existing shareholders will suffer dilution. If the Merger is consummated, significant dilution of current common stockholders is possible upon the issuance of more common shares.

The Merger requires the approval of the holders of a majority of the outstanding shares of the outstanding capital stock entitled to vote thereon. Shareholders controlling 20,250,000 or 61.4% of the outstanding shares of CNTV, have indicated that at the Special Meeting they intend to vote their shares in favor of reincorporating CNTV in the State of Nevada.

                         FINANCIAL AND OTHER INFORMATION

         Enclosed with this information statement is a copy of CNTV's annual report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2003 and Form 10-QSB for the quarter ended June 30, 2004.

                                          By Order of the Board of Directors

                                          /s/ Mak, Wai Keung, Shawn
                                          -------------------------